EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated December 6, 2011 accompanying the consolidated financial statements included in the Annual Report of J&J Snack Foods Corp. on Form 10-K for the fiscal year ended September 24, 2011 which is incorporated by reference in this Registration Statement.  We consent to the incorporation by reference in the Registration Statement of aforementioned report.

s/GRANT THORNTON LLP Philadelphia, Pennsylvania December 8, 2011